UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2016

ENERGY TRANSFER CORP LP

(Exact name of registrant as specified in its charter)

Delaware	4922	47-4466462
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 981-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As described in greater detail in the Litigation Relating to the Merger section of the amended joint proxy statement/prospectus (the “Amended Proxy”) filed by Energy Transfer Corp LP (“ETC”) on Form S-4 on January 12, 2016, certain putative class action lawsuits have been filed by purported shareholders of The Williams Companies, Inc. (“Williams”) challenging various aspects of the agreement and plan of merger dated September 28, 2015, among Williams, ETC, Energy Transfer Equity, L.P. (“ETE”), and various other corporate affiliates of ETE.

Supplemental Disclosures

The additional disclosures contained in this Current Report on Form 8-K are being filed in response to certain developments in that litigation. These additional disclosures supplement the disclosures contained in the Amended Proxy and should be read in conjunction with the disclosures contained in the Amended Proxy, which in turn should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Amended Proxy, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Amended Proxy. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Amended Proxy.

The disclosure under the heading “Background of the Merger” is hereby supplemented by replacing the paragraph beginning at the end of page 84 (beginning “On May 12, 2015...”) and continuing on to page 85 of the Amended Proxy with the following:

On May 12, 2015, a special meeting of the WMB Board was telephonically convened. Members of WMB management and representatives of Barclays, Gibson Dunn and Potter Anderson were also in attendance. During this meeting, the WMB Board discussed the proposed WPZ merger in which WMB would acquire all of the public outstanding common units of WPZ in an all stock-for-unit transaction at a ratio of 1.115 shares of WMB common stock per common unit of WPZ. Representatives of Gibson Dunn reviewed with the WMB Board its fiduciary duties in considering the WPZ merger and reviewed the principal legal terms of the WPZ merger agreement. In particular, the WMB Board discussed its right to change its recommendation under the WPZ merger agreement three days after providing notice of its intent to do so to the WPZ conflicts committee. Notwithstanding a change of recommendation, WMB would nevertheless remain obligated under the terms of the WPZ merger agreement to submit the WPZ merger to a vote of the WMB stockholders. The WMB Board also discussed the termination fee of $410 million payable by WMB to WPZ in certain circumstances, including any termination of the WPZ merger agreement following a failure to obtain the requisite approval of the WMB stockholders, through a waiver of a portion of WPZ GP LLC’s incentive distributions. Representatives of Barclays then presented its financial analyses regarding the consideration payable in the WPZ merger and delivered its oral opinion to the WMB Board, which was confirmed by delivery of a written opinion dated May 12, 2015, that, as of such date and based upon and subject to the limitations and assumptions set forth therein, the merger consideration to be paid by WMB pursuant to the WPZ merger agreement was fair, from a financial point of view, to WMB. Following discussion, the WMB Board unanimously determined that the transactions contemplated by the WPZ merger agreement were advisable, fair to and in the best interests of WMB and its stockholders, unanimously approved the WPZ merger agreement and unanimously recommended that WMB stockholders vote in favor of approving the WMB common stock issuance contemplated by the WPZ merger agreement and adopting a related amendment to WMB’s certificate of incorporation.

The disclosure under the heading “Background of the Merger” is hereby supplemented by replacing the fifth full paragraph on page 95 of the Amended Proxy (beginning “On August 8, 2015...”) with the following:

On August 8, 2015, representatives of Cravath sent a draft merger agreement to representatives of Wachtell and a draft merger agreement to representatives of Party A’s outside legal counsel. The draft merger agreement sent to representatives of Wachtell indicated that the transaction structure would need to be discussed and set forth proposals for addressing the concerns previously raised regarding the economic equivalence of ETC common shares and ETE common units. The draft merger agreement sent to representatives of Wachtell also proposed, in light of the requirement that the WPZ merger be submitted to a vote of the WMB stockholders even if the WMB Board changed its recommendation of the WPZ merger, that: (i) ETE execute the merger agreement together with a side letter agreeing not to withdraw, revoke or rescind their execution of the merger agreement at any time before the WPZ merger had been submitted to a vote of the WMB stockholders; and (ii) WMB countersign the merger agreement after termination of the WPZ merger agreement.

The disclosure under the heading “Background of the Merger” is hereby supplemented by replacing the second full paragraph on page 96 of the Amended Proxy (beginning “Also on August 12, 2015...”) with the following:

Also on August 12, 2015, representatives of Wachtell sent a revised draft merger agreement to representatives of Cravath. Among other things, the revised draft merger agreement identified WMB’s proposal that ETE execute the merger agreement first and that WMB countersign the merger agreement only after termination of the WPZ merger agreement as an open matter needing further discussion. In subsequent discussions between legal advisors for WMB and ETE, legal advisors for ETE advised legal advisors for WMB that ETE would execute the merger agreement only after the WPZ merger agreement had been terminated.

The disclosure under the heading “Background of the Merger” is hereby supplemented by replacing the third full paragraph on page 107 of the Amended Proxy (beginning “Later in the day on September 25, 2015, a representative of Gibson Dunn...”) with the following:

Later in the day on September 25, 2015, a representative of Gibson Dunn called a representative of Baker Botts to provide notification that the WMB Board was likely to change its recommendation from in favor to against the WPZ merger agreement because of its determination that the potential ETE transaction was likely more favorable to WMB’s shareholders than the WPZ merger agreement. The Gibson Dunn representative communicated that representatives of WMB and its outside advisors were available to negotiate in good faith with the WPZ conflicts committee and its advisors to the extent the WPZ conflicts committee desired to propose adjustments in the terms and conditions of the WPZ merger agreement such that the WMB Board could continue to recommend the WPZ merger instead of the potential ETE transaction. As required by the WPZ merger agreement, WMB then provided written notice to the WPZ conflicts committee that the WMB Board intended to change its recommendation of the WPZ merger agreement, described the key terms of the potential ETE transaction, and confirmed that representatives of WMB and its outside advisors would be available during the three-day notice period to negotiate with the WPZ conflicts committee and its advisors to the extent the WPZ conflicts committee desired to propose adjustments in the terms and conditions of the WPZ merger agreement such that the WMB Board could continue to recommend the WPZ merger instead of the potential ETE transaction.

The disclosure under the heading “Background of the Merger” is hereby supplemented by replacing the fifth full paragraph on page 107 of the Amended Proxy (beginning “On September 26, 2015...”) with the following:

On September 26, 2015, a meeting of the strategic review committee was telephonically convened. Members of WMB management and representatives of Barclays, Lazard, Cravath and Gibson Dunn were also in attendance. During this meeting, representatives of Cravath and Gibson Dunn discussed with the directors key open terms on the draft documentation with respect to a potential ETE transaction, including open terms concerning the governance of ETC. Representatives of Cravath and Gibson Dunn also discussed alternatives with respect to the WPZ merger agreement, including attempting to terminate the WPZ merger agreement by the mutual agreement of the parties thereto, rather than submitting the WPZ merger to a vote of the WMB stockholders after a change in the WMB Board recommendation. The strategic review committee authorized a representative of Gibson Dunn to further discuss these alternatives with representatives of Baker Botts.

The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the sixth full paragraph on page 107 of the Amended Proxy (which paragraph begins “Also on September 26, 2015...”):

Also on September 26, 2015, representatives of Barclays and representatives of Evercore held a phone call to explain the terms of the ETE transaction.

The disclosure under the heading “Background of the Merger” is hereby supplemented by replacing the first full paragraph on page 108 of the Amended Proxy (beginning “During September 25, 26 and 27, 2015...”) with the following:

During September 25, 26 and 27, 2015, representatives of WMB, ETE, Cravath, Gibson Dunn, Wachtell and Latham participated in various conference calls regarding the draft merger agreement and other draft transaction documents, and the parties exchanged multiple drafts of such documents. Representatives of WMB, Barclays and Gibson Dunn also participated in various conference calls with members of the WPZ conflicts committee and representatives of Evercore and Baker Botts, which resulted in the WPZ conflicts committee agreeing to terminate the WPZ merger agreement, as a result of which ETE and WMB would be in a position to execute the ETE merger agreement immediately, in exchange for an increase in the termination fee payable thereunder from $410 million to $428 million through a waiver of WPZ GP LLC’s incentive distributions in an amount not to exceed $209 million in any one fiscal quarter. As a result of WMB’s ownership of units in WPZ, the $18 million increase in the termination fee effectively had a net cost to WMB of approximately $7 million.

The disclosure under the heading “Background of the Merger” is hereby supplemented by replacing the second full paragraph on page 108 of the Amended Proxy (beginning “Later in the day on September 27, 2015...”) with the following:

Later in the day on September 27, 2015, a special meeting of the WPZ Board was telephonically convened. Members of WMB management and representatives of Barclays, Lazard, Cravath and Gibson Dunn were also in attendance. Representatives of Gibson Dunn provided an overview of the final terms of the termination agreement and release and the proposed increase in the termination fee payable through a waiver of incentive distributions. The chair of the WPZ conflicts committee then reported the WPZ conflicts committee’s determination after consultation with its legal and financial advisors that the termination of the WPZ merger agreement, the termination and release agreement and the waiver of incentive distributions were in the best interest of WPZ, its approval of the same, and its recommendation that the WPZ Board approve the termination of the WPZ merger agreement, the termination agreement and release and the waiver of incentive distribution rights. The WPZ Board was advised that Barclays and Evercore had independently analyzed potential adjustments to the financial terms of the WPZ merger and that each firm, in their independent assessments, was unable to identify adjustments to the WPZ merger that were likely to provide more value to the WMB shareholders than ETE’s offer. After discussion, upon the recommendation of the WPZ conflicts committee, the WPZ Board unanimously approved the termination of the WPZ merger agreement, the termination agreement and release and the waiver of incentive distributions.

The disclosure under the heading “Background of the Merger” is hereby supplemented by replacing the final full paragraph on page 108 of the Amended Proxy (beginning “On September 28, 2015...”) with the following:

On September 28, 2015, a special meeting of the WMB Board was telephonically convened. Representatives of Barclays, Lazard, Cravath and Gibson Dunn were also in attendance. Representatives of Cravath provided an overview of the final terms of the merger agreement with respect to a potential ETE transaction. Representatives of Gibson Dunn and Cravath provided an overview of the final terms of certain of the other transaction documents, including the terms of documents that would govern ETC following the closing of the transaction and documentation relating to the termination of the WPZ merger agreement. Representatives of Barclays reviewed with the WMB Board Barclays’ financial analysis of the merger consideration provided for in the merger agreement and rendered to the WMB Board an oral opinion, subsequently confirmed by delivery of a written opinion dated September 28, 2015, to the effect that, based upon and subject to the factors and assumptions set forth in its written opinion, Barclays was of the opinion as of that date that, from a financial point of view, the merger consideration to be offered to WMB stockholders in the ETE transaction was fair to such WMB stockholders. In addition, representatives of Lazard reviewed with the WMB Board Lazard’s financial analysis of the merger consideration provided for in the merger agreement and rendered to the WMB Board an oral opinion, subsequently confirmed by delivery of a written opinion dated September 28, 2015, to the effect that, based upon and subject to the assumptions, procedures, factors, qualifications and limitations described to the WMB Board and set forth in its written opinion, Lazard was of the opinion that, as of that date, the merger consideration to be paid to WMB stockholders (other than certain WMB stockholders excluded from the scope of Lazard’s opinion, as described to the WMB Board and set forth in Lazard’s written opinion) in the ETE transaction was fair, from a financial point of view, to such WMB stockholders. In addition, the WMB Board was informed of the negotiations with the WPZ conflicts committee, which had led WPZ to agree to terminate the WPZ merger agreement in exchange for an increase in the termination fee.

NO OFFER OR SOLICITATION

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction involving Energy Transfer Equity, L.P. and The Williams Companies, Inc. will be submitted to Williams’ stockholders for their consideration. In connection with the proposed transaction, Energy Transfer Corp LP (“ETC”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (which registration statement has not been declared effective by the SEC) that includes a preliminary proxy statement of Williams and a prospectus of ETC. Williams will mail the definitive proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This document is not intended to be, and is not, a substitute for such filings or for any other document that ETC, Energy Transfer or Williams may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4 FILED ON NOVEMBER 24, 2015 AND ANY SUPPLEMENT OR AMENDMENT THERETO THAT MAY BE FILED, AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed or furnished by ETC, Energy Transfer or Williams with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors.

PARTICIPANTS IN THE SOLICITATION

Energy Transfer, Williams, their respective directors and certain of their respective executive officers and employees may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about Energy Transfer’s directors and executive officers is set forth in its annual report on Form 10-K filed with the SEC on March 2, 2015, and information about Williams’ directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 10, 2015. These documents are available free of charge from the sources indicated above, and from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary proxy statement/prospectus included in the registration statement on Form S-4 filed on November 24, 2015 and other relevant materials that Energy Transfer and Williams file with the SEC.

FORWARD-LOOKING STATEMENTS

The reports, filings, and other public announcements of Williams may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The status, expected timing and expected outcome of the proposed merger between Williams and Energy Transfer Corp LP (the “ETC Merger”);

•	Statements regarding the proposed ETC Merger;

•	Our beliefs relating to value creation as a result of the proposed ETC Merger;

•	Benefits and synergies of the proposed ETC Merger;

•	Future opportunities for the combined company;

•	Other statements regarding Williams’ and Energy Transfer’s future beliefs, expectations, plans, intentions, financial condition or performance;

•	Expected levels of cash distributions by Williams Partners L.P. (“WPZ”) with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Satisfaction of the conditions to the completion of the proposed ETC Merger, including receipt of the approval of Williams’ stockholders;

•	The timing and likelihood of completion of the proposed ETC Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the proposed transaction;

•	The possibility that the expected synergies and value creation from the proposed ETC Merger will not be realized or will not be realized within the expected time period;

•	The risk that the businesses of Williams and Energy Transfer will not be integrated successfully;

•	Disruption from the proposed merger between Williams and Energy Transfer making it more difficult to maintain business and operational relationships;

•	The risk that unexpected costs will be incurred in connection with the proposed ETC Merger;

•	The possibility that the proposed ETC Merger does not close, including due to the failure to satisfy the closing conditions;

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this document. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ annual report on Form 10-K filed with the SEC on February 25, 2015, and each of its quarterly reports on Form 10-Q available from its offices or from its website at http://co.williams.com/investors, as well as in Energy Transfer’s annual report on Form 10-K filed with the SEC on March 2, 2015, and each of its quarterly reports on Form 10-Q available from its offices or from its website at http://ir.energytransfer.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER CORP LP By: Energy Transfer Corp GP, LLC, its general partner By: KLW LLC, its sole member

By:	/s/ Kelcy L. Warren
Name: Kelcy L. Warren
Title: Sole Member

DATED: February 16, 2016